GOODWIN, PROCTOR & HOAR
      A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                   COUNSELLORS AT LAW
                     EXCHANGE PLACE
            BOSTON, MASSACHUSETTS  02109-2881


March 8, 1995

DAKA International, Inc.
One Corporate Place
55 Ferncroft Road
Danvers, MA  01923

     Re: DAKA International, Inc. 1994 Equity Incentive Plan
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Ladies and Gentlemen:

This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of 600,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of DAKA International, Inc. (the "Company") which may be issued under the DAKA International, Inc. 1994 Equity Incentive Plan (the "Plan").

We have acted as counsel to the Company in connection with the registration of the Shares under the Act. We have examined the Plan; the Certificate of Incorporation and the By-Laws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we deemed material; the Registration Satement on a Form S-8 under the Act relating to the Shares (the "Registration Statement"); and such other certificates, records and documents as we considered necessary for the purposes of this opinion.

We are attorneys admitted to practice in the Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the Commonwealth of Massachusetts and the Delaware General Corporation Law.

Based upon the foregoing, we are of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Registration Statement and the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Act and applicable requirements of state laws regulating the offer and sale of securities.

We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and to the use of our name therein.

                                          Very truly yours,


                                          GOODWIN, PROCTOR & HOAR